                                                                   Exhibit 4.5



THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY, THE GUARANTORS NAMED THEREIN AND THE INITIAL PURCHASER (AS DEFINED THEREIN), DATED AUGUST 22, 2001 (THE "REGISTRATION RIGHTS AGREEMENT"). GENERAL DYNAMICS CORPORATION WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No._____________                                 CUSIP No._____________



                  GENERAL DYNAMICS CORPORATION FLOATING RATE
                          NOTE DUE SEPTEMBER 1, 2004


                GENERAL DYNAMICS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ Dollars ($_______ ) on September 1, 2004 (the "Stated Maturity Date"), and to pay interest on said principal sum from ________ 1, 200_ with respect to each Interest Period at a rate per annum equal to the Rate of Interest for such Interest Period. Interest on the Notes shall be payable quarterly in arrears on December 1, March 1, June 1 and September 1, commencing on _____ 1, 2002 (each, an "Interest Payment Date"); provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day but no additional interest shall be paid in respect of such intervening period).

                The interest payable on each Interest Payment Date shall be the amount of interest accrued from ________ 1, 200_ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date (whether or not such Interest Payment Date is a Business Day) or the date on which the principal amount of the Notes has been paid or duly provided for.

                The interest payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on November 15, February 15, May 15 or August 15 (in each case, whether or not a Business Day), respectively, immediately preceding such Interest Payment Date. Interest payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall be paid in the manner specified in the Indenture.

                The rate of interest shall be determined in accordance with the following provisions (the rate of interest so determined being referred to in this Note as the "Rate of Interest"):

                        (a) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business, including dealings in deposits in U.S. dollars in London (or, for purposes of paragraph (c) below, New York), prior to the commencement of the Interest Period (as defined below) for which such rate will apply (each such day an "Interest Determination Date"), commencing with respect to the Interest Period that starts on ________ 1, 200_, The Bank of New York, as the calculation agent, or its successors in this capacity

        (the "Calculation Agent") will calculate the Rate of Interest for such Interest Period at, subject to the provisions described below, the rate per annum equal to 0.22% above the rate appearing on the Bridge's Telerate Page 3750 (or such other page as may replace that page on the Bridge's Telerate Service or, if such service is not available, such other service as may be selected by the Calculation Agent as the information vendor for the purpose of displaying the official British Bankers Association LIBOR Fixing) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date. The period beginning on, and including, ________ 1, 200_, and ending on, but excluding, _____ 1, 2002 and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding the next succeeding Interest Payment Date is herein called an "Interest Period." All percentages resulting from any calculation on the Notes shall be rounded to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent, with one-half cent being rounded upward.

                        (b) If on any Interest Determination Date an appropriate rate cannot be determined from the Bridge's Telerate Service or such other service as specified in (a) above, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.22% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London, after requesting such quotations from not less than four major banks in London, selected by the Calculation Agent (the "Reference Banks," which term shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits, in amounts of not less than $1,000,000, in the London inter-bank market as of 11:00 a.m. (London time) on such Interest Determination Date.

                        (c) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be the Reserve Interest Rate. The "Reserve Interest Rate" refers to the rate per annum which the Calculation Agent determines to be 0.22% per annum above either:

                            (i) The arithmetic mean of the U.S. dollar offered
                rates which at least two New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits in amounts of not less than $1,000,000 to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made; or

                            (ii) In the event that the Calculation Agent can
                determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months in amounts of not less than $1,000,000;

provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which (a) or (b) above shall have applied.

                The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful misconduct, bad faith or gross negligence) be final and binding on all parties. Notwithstanding anything herein to the contrary, the rate of interest on the Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

                The Company shall provide that, so long as any of the Notes remain outstanding, there shall at all times be a Calculation Agent for the purpose of the Notes. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Rate of Interest for any Interest Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

                All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes, whether by the Reference Banks (or any of them) or the Calculation Agent, shall (in the absence of willful misconduct, bad faith or gross negligence) be binding on the Company, the Calculation Agent and all of the Holders and no liability shall (in the absence of willful misconduct, bad faith or gross negligence) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

                This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this [______] day of [____________] , 2002.






                                             GENERAL DYNAMICS CORPORATION


                                             By:
                                                   ______________________
                                                   Name:
                                                   Title:



Attest:


By:
      ______________________
      Name:
      Title:

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


Dated:
       ____________________________

The Bank of New York, as Trustee

By:
     ______________________________
     Authorized Signatory

                                 REVERSE OF NOTE

                This Note is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of August 27, 2001, duly executed and delivered by and among the Company, the Guarantors and The Bank of New York as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of August 27, 2001, by and among the Company, the Guarantors and the Trustee (the Indenture, as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is offered in aggregate principal amount as specified in said First Supplemental Indenture.

                The Company shall have the right but not the obligation to redeem this Note at the option of the Company, without premium or penalty, in whole or in part (an "Optional Redemption"), beginning after September 1, 2002, at a redemption price equal to the accrued and unpaid interest on the Notes so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount thereof (the "Optional Redemption Price").

                Any redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days' prior notice before the Redemption Date to the Holders, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as Global Notes, the Depository shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Notes to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

                In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefore or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or any Guarantor or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                 TRANSFER NOTICE

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. _____________________.

Please print or typewrite name and address including zip code of assignee

______________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.



By:
   __________________________

Date:
     ________________________

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

        The following increases or decreases in this Global Note have been made:



Date of         Amount of               Amount of               Principal               Signature of
Exchange        Decrease in             Increase in             Amount of this          Authorized
                Principal               Principal               Global Note             Signatory of
                Amount of this          Amount of this          Following such          Trustee
                Global Note             Global Note             Decrease or
                                                                Increase


_____________   _______________         _______________         _______________         ________________

_____________   _______________         _______________         _______________         ________________